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                                                                    EXHIBIT 10.7

                                THOMAS A. DAIBER

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement"), is made and entered into as of May 27, 2003 by and between Kankakee Bancorp, Inc., a Delaware corporation (the "Employer"), and Thomas A. Daiber (the "Executive") and is joined in by State Bank of Aviston solely for purposes of Section 10 below.

                                    RECITALS

         A. The Executive is currently serving as an executive of Aviston Financial Corporation, an Illinois corporation ("Aviston"), and its wholly-owned subsidiary, State Bank of Aviston.

         B. Pursuant to the terms of that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") between the Employer and Aviston, the Employer desires to acquire control of Aviston, and if the Closing (as defined in the Merger Agreement) occurs, further desires to employ the Executive as an executive of the Employer.

         C. The Employer recognizes that future circumstances may arise that might lead to a Change of Control (as defined below) of the Employer and that this possibility could cause the Executive uncertainty with respect to continued employment, regardless of the Executive's competence or past contributions.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                                   AGREEMENTS

         Section 1. Term With Automatic Renewal Provisions. The term of this Agreement and the Executive's employment hereunder shall commence, if at all, upon the occurrence of the Closing (the "Effective Date") and shall be for a continuous and self-renewing three (3) year "evergreen" term (calculated on a day to day basis), unless sooner terminated at any time by either party, with or without Cause, such termination to be effective as of thirty (30) days after written notice to that effect is delivered to the other party.

         Section 2. Position and Duties. The Employer hereby employs the Executive as the President and Chief Executive Officer of the Employer or in such other senior executive capacity or capacities as shall be mutually agreed between the Employer and the Executive. As President and Chief Executive Officer of Employer, Executive shall also serve as President and Chief Executive Officer of its subsidiary, KFS Bank (the "Bank"). During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of the Employer, the Bank, and the other direct and indirect subsidiaries of the Employer (together with the Bank, the "Subsidiaries" or "Subsidiary"). The Executive's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent

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positions with business organizations similar in nature and size to the
Employer, as such duties and authority are reasonably defined, modified and delegated from time to time by the Board of Directors of the Employer to which the Executive shall report during the term of this Agreement (the "Board"). The Executive shall have the powers necessary to perform the duties assigned to him and shall be provided such supporting services, staff, secretarial and other assistance, office space and accoutrements as shall be reasonably necessary and appropriate in the light of such assigned duties.

         Section 3. Compensation. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation, expense reimbursement and other benefits:

                  (a) Base Compensation. The Executive shall receive an aggregate annual minimum Base Salary of two hundred and fifty thousand dollars ($250,000) payable in installments in accordance with the regular payroll schedule of the Bank ("Base Salary"). Such Base Salary shall be subject to review annually commencing in 2004 and shall be maintained or increased during the term of this Agreement in accordance with the Employer's established management compensation policies and plans.

                  (b) Performance Bonus. The Executive shall be eligible to receive an annual performance bonus, payable within sixty (60) days after the end of the fiscal year of the Employer, in an amount not to exceed fifty percent (50%) of the Executive's Base Salary for the applicable year. The amount, if any, shall be determined by the Board, or the appropriate committee thereof, and shall generally be based on a combination of organization-wide and individual performance criteria.

                  (c) Stock Option Grant. At the Effective Date, the Board, or the appropriate committee thereof, shall grant the Executive an option to purchase ten thousand (10,000) shares of common stock of the Employer (the "Stock Option") pursuant to the terms of the Kankakee Bancorp, Inc. 2003 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Option shall (i) have an exercise price per share equal to the Fair Market Value (as defined in the Stock Incentive Plan) of the shares on the date of grant; (ii) have a term of ten (10) years; (iii) be an "Incentive Stock Option" (as defined in the Stock Incentive
Plan), and (iv) vest twenty percent (20%) on each anniversary of the date of grant (fully vested on the fifth anniversary of the Effective Date).

                  (d) Relocation Expenses. If the Executive relocates his household to the Kankakee, Illinois, area, the Employer agrees to reimburse the Executive for moving expenses of up to ten thousand dollars ($10,000) to move the Executive and his family to the Kankakee, Illinois, area. In addition, the Employer agrees to reimburse the Executive in a maximum amount of one thousand one hundred dollars ($1,100) per month for temporary rental housing expenses until the earlier of: (i) the date the Executive relocates his family to the Kankakee, Illinois, area; or (ii) September 1, 2004 (the last such reimbursement to reflect rental expenses for August, 2004).

                  (e) Reimbursement of Expenses. The Executive shall be reimbursed, upon submission of appropriate vouchers and supporting documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by the Executive in the

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performance of his duties hereunder and shall be entitled to attend seminars, conferences and meetings relating to the business of the Employer consistent with the Employer's or the Bank's established policies in that regard.

                  (f) Car Allowance. The Employer will pay Executive a car allowance of one thousand dollars ($1,000.00) per month. The car allowance will be subject to annual review by the Board starting in 2004 and will be maintained or increased as the Board deems appropriate.

                  (g) Other Benefits. The Executive shall be entitled to all benefits specifically established for him and, when and to the extent he is eligible therefor, to participate in all plans and benefits generally accorded to senior executives of the Employer and the Bank, including, but not limited to, pension, profit-sharing, supplemental retirement, incentive compensation, bonus, disability income, group life medical and hospitalization insurance, and similar or comparable plans, and also to perquisites extended to similarly situated senior executives, provided, however, that such plans, benefits and perquisites shall be no less than those made available to all other employees of the Employer and the Bank.

                  (h) Vacations. The Executive shall be entitled to an annual vacation which shall accrue in full on the first day of each calendar year and which vacation shall be taken at a time or times mutually agreeable to the Employer and the Executive; provided, however, that the Executive shall be entitled to at least twenty (20) days of paid vacation annually.

                  (i) Withholding. The Employer shall be entitled to withhold from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes which it is from time to time required to withhold. The Employer shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding.

         Section 4. Confidentiality and Loyalty. The Executive acknowledges that during the course of his employment he may produce and have access to material, records, data, trade secrets and information not generally available to the public regarding the Employer and its Subsidiaries (collectively, "Confidential Information"). Accordingly, during and subsequent to termination of this Agreement, the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the business of the Employer and its Subsidiaries which the Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the premises of the Employer or its Subsidiaries, as the case may be, without the written consent of the Employer's Chairman of the Board, except as reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder, and shall be promptly returned to the Employer upon termination of the Executive's employment hereunder. The Executive agrees to abide by the reasonable policies of the Employer, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer and its Subsidiaries.

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         Section  5.       Termination.

                  (a) Termination Without Cause. Either the Employer or the Executive may terminate this Agreement and the Executive's employment hereunder for any reason by delivering written notice of termination to the other party no less than thirty (30) days before the effective date of termination, which date will be specified in the notice of termination.

                  (b) Voluntary Termination by Executive. If the Executive voluntarily terminates his employment under this Agreement other than pursuant to Section 5(d) (Constructive Discharge) or Section 5(h) (Termination Upon Change of Control), then the Employer shall only be required to pay the Executive such Base Salary as shall have accrued through the effective date of such termination plus the amount of any expense reimbursements for expenses incurred prior to the effective date of such termination, provided that Executive shall have submitted all reimbursement requests within ten (10) business days of the effective date of such termination, and none of the Employer or any of its Subsidiaries shall have any further obligations to the Executive.

                  (c)      Premature Termination.

                           (i)      In the event of the termination of this
Agreement by the Employer prior to the last day of the then current term for any reason other than a termination in accordance with the provisions of Section 5(e) (Termination for Cause), then notwithstanding any mitigation of damages by the Executive, the Employer shall pay the Executive a sum equal to three (3) times one hundred-twenty-five percent (125%) of the amount of the Executive's then-current annual Base Salary. In addition, the Employer shall reimburse the Executive for continued coverage (COBRA continuation coverage) for the Executive and the Executive's dependents (if applicable) under the health insurance programs maintained by the Employer during the period of the Executive's COBRA eligibility; provided, however, that the continued payment of these amounts by the Employer shall not offset or diminish any compensation or benefits accrued as of the date of termination.

                           (ii)     Payment to the Executive will be made on a
monthly basis over the thirty-six (36) month period immediately following the Executive's termination of employment. At the election of the Employer, payments may be made in a lump sum. Payment of the amounts due under Section 5(c)(i) shall not be reduced in the event the Executive obtains other employment following the termination of employment by the Employer.

                           (iii)    If the Employer is not in compliance with
its minimum capital requirements or if the payments required under subsection
(i) above would cause the Employer's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Employer is in capital compliance.

                  (d) Constructive Discharge. If at any time during the term of this Agreement, except in instances where Employer has valid grounds to terminate Executive's employment pursuant to Section 5(e) (Termination for Cause), the Executive is Constructively Discharged (as hereinafter defined), then the Executive shall have the right, by written notice given to the Employer not later than ninety (90) days after such Constructive Discharge, to terminate his services hereunder, effective as of thirty (30) days after the date of such notice, and

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the Executive shall have no rights or obligations under this Agreement other than as provided in this Section 5(d), Section 4 (Confidentiality and Loyalty) and Section 6 (Non-Competition Covenant). In such event, the Executive shall be entitled to a lump sum payment in an amount equal to the aggregate cash payments due to the Executive under Section 5(c)(i) and reimbursement of COBRA premiums as if such termination of his employment were pursuant to Section 5(c) (Premature Termination).

For purposes of this Agreement, the Executive shall be "Constructively Discharged" upon the occurrence of any one of the following events:

                           (i)      The Executive is not re-elected or is
removed from the positions with the Employer set forth in Section 2 (Position and Duties); or

                           (ii)     The Employer changes the primary employment
location of the Executive without the Executive's consent to a place that is more than fifty (50) miles from the main office of the Employer; or

                           (iii)    The Employer otherwise commits a material
breach of its obligations under this Agreement.

                  (e) Termination for Cause. This Agreement may be terminated for Cause as hereinafter defined. "Cause" shall mean: (i) the Executive's death; (ii) the Executive's Permanent Disability, which shall mean the Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) consecutive months; (iii) a material violation by the Executive of any applicable material law or regulation respecting the business of the Employer;
(iv) the Executive being found guilty of a felony or an act of dishonesty in connection with the performance of his duties as an officer of the Employer, or which disqualifies the Executive from serving as an officer or director of the Employer or any one of its Subsidiaries; (v) the willful or negligent failure of the Executive to perform his duties hereunder in any material respect; (vi) the Executive engages in one or more violations of Employer's policies or procedures or directives of the Board and that have a material financial adverse effect on the Employer or any one of its Subsidiaries; or (vii) the Executive is removed or suspended from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act, as amended (the "FDIA"), or any other applicable state or federal law. The Executive shall be entitled to at least thirty (30) days' prior written notice of the Employer's intention to terminate his employment for any cause (except the Executive's death) specifying the grounds for such termination and shall be provided a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such cause. In the event of a dispute regarding the Executive's Permanent Disability, each of the Executive and the Employer shall choose a physician who together will choose a third physician to make a final determination thereof. Upon a termination of the Executive's employment with the Employer for Cause, the Executive shall be entitled to receive from the Employer only such payments as are due and owing to the Executive as of the effective date of such termination. If the Executive's employment is terminated for Cause pursuant to this Section, then the Employer shall only be required to pay the Executive such Base Salary as shall have accrued through the effective date of such termination and neither the Employer nor any of its Subsidiaries shall have any further obligations to the Executive.

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                  (f)      Payments Upon Death. In the event payments are due
and owing under this Agreement at the death of the Executive, payment shall be made to such beneficiary as the Executive may designate in writing, or failing such designation, to the executor of his estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive.

                  (g) Payments Prior to Permanent Disability. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to the Executive's Disability, the Executive shall be entitled to return to his positions with the Employer as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

                  (h)      Termination Upon Change of Control.

                           (i)      In the event of a Change of Control (as
defined below) of the Employer and the termination of the Executive's employment under either A or B below, subject to Section 5(h)(iii) below, the Executive shall be entitled to receive in lieu of any other payments provided for in this Agreement a lump sum payment equal to the amount determined pursuant to Section 5(c) (Premature Termination), and the continuation of benefits as provided in
Section 5(c). Either of the following shall constitute termination of the Executive's employment within the meaning of this Section 5(h):

                                    A.       The Executive voluntarily
terminates his employment within the one (1) year period immediately following the Change of Control.

                                    B.       This Agreement and the Executive's
employment is terminated by the Employer or its successor within the one (1) year period immediately following the Change of Control.

                           (ii)     For purposes of this Section, the term
"Change of Control" shall mean the following:

                                    A.       The consummation of the acquisition
by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Employer; or

                                    B.       Consummation of: (1) a merger or
consolidation to which the Employer is a party if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Employer's voting securities outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or

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an agreement for the sale or other disposition of all or substantially all of the assets of the Employer or the Bank.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Employer's then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

                           (iii)    It is the intention of the Employer and the
Executive that no portion of any payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. It is agreed that the present value of and payments to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on the Change of Control of the Employer, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar ($1.00) less than the maximum amount which the Employer may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within ninety (90) days following the earlier of (A) the giving of the notice of termination or (B) the giving of notice by the Employer to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and the Employer, at the Employer's expense, shall obtain the opinion of such legal counsel and certified public accountants as the Executive may choose (notwithstanding the fact that such persons have acted or may also be acting as the legal counsel or certified public accountants for the Employer), which opinions need not be unqualified, which sets forth (I) the amount of the Base Period Income of the Executive, (II) the present value of Total Payments and (III) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the payment hereunder or any other payment determined by such counsel to be includable in Total Payments shall be modified, reduced or eliminated as specified by the Executive in writing delivered to the Employer within sixty
(60) days of the Executive's receipt of such opinions or, if the Executive fails to so notify the Employer, then as the Employer shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this subparagraph, including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that (y) the compensation and benefits provided for in
Section 3 hereof and (z) any other compensation earned by the Executive pursuant to the Employer's compensation programs which would have been paid in any event, are reasonable compensation for services rendered, even though the timing of such payment is triggered by the Change of Control; provided, however, that in the event such legal counsel so requests in connection with the opinion required by this subparagraph, the Executive and the Employer shall obtain, at the Employer's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. In the event that the provisions of

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Sections 280G and 4999 of the Code are repealed without succession, this subparagraph shall be of no further force or effect.

                  (i)      Regulatory Suspension and Termination.

                           (i)      If the Executive is suspended from office
and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) (12 U.S.C. Section 1818(e)(3)) or 8(g) (12 U.S.C. Section 1818(g)) of the FDIA, the Employer's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (A) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and
(B) reinstate (in whole or in part) any of the obligations which were suspended.

                           (ii)     If the Executive is removed and/or
permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e) (12 U.S.C. Section 1818(e)) or 8(g) (12 U.S.C. Section 1818(g)) of the FDIA, all obligations of the Employer under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                           (iii)    If the Employer is in default as defined in
Section 3(x) (12 U.S.C. Section 1813(x)(1)) of the FDIA, all obligations of the Employer under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                           (iv)     All obligations of the Employer under this
contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) (12 U.S.C. Section 1823(c)) of the FDIA, or when the Employer is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         Section 6.        Non-Competition Covenant.

                  (a) Restrictive Covenant. The Employer and the Executive have jointly reviewed the customer lists and operations of the Employer and its Subsidiaries and have agreed that the primary service area of the Employer's and its Subsidiaries' lending and deposit taking functions in which the Employer and its Subsidiaries have and will actively participate extends separately to each area which encompasses the counties in which the Employer and its Subsidiaries have an office or branch and the area within twenty-five (25) miles of the border of each such county (the "Restrictive Area"). Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Section 3, the Executive hereby agrees that, except with the express prior written consent of the Employer, for a period of one (1) year after the termination of the Executive's employment with the Employer (the "Restrictive Period"):

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                           (i)      The Executive will not, directly or
indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend the Executive's credit to, or render services or advice to, any person, firm, partnership, corporation or trust which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") within the Restrictive Area; provided however, that the ownership by the Executive of shares of the capital stock which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than five percent (5%) of the outstanding capital stock of any Financial Institution, shall not violate any terms of this Agreement.

                           (ii)     The Executive will not, directly or
indirectly, either for himself, or any other Financial Institution: (A) induce or attempt to induce any employee of the Employer or its Subsidiaries to leave the employ of the Employer or its Subsidiaries; (B) in any way interfere with the relationship between Employer or its Subsidiaries and any employee of Employer or its Subsidiaries; (C) employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of Employer or its Subsidiaries; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Employer or its Subsidiaries to cease doing business with the Employer or its Subsidiaries or in any way interfere with the relationship between any customer, supplier, licensee or business relation of Employer or its Subsidiaries.

                           (iii)    The Executive will not, directly or
indirectly, either for himself, or any other Financial Institution, solicit the business of any person or entity known to the Executive to be a customer of the Employer or its Subsidiaries, whether or not such Executive had personal contact with such person or entity, with respect to products or activities which compete in whole or in part with the products or activities of the Employer or its Subsidiaries.

                           (iv)     The Executive will not, directly or
indirectly, serve as the agent, broker or representative of, or otherwise assist, any person or entity in obtaining services or products from any Financial Institution within the Restrictive Area.

                           (v)      The Executive expressly agrees that the
covenants contained in this Section 6(a) are reasonable with respect to their duration, geographical area, and scope.

                  (b) Violation of Restrictive Covenant. If the Executive violates the restrictions contained in Section 6(a) and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Period. Accordingly, the Restrictive Period shall be deemed to have the duration specified in Section 6(a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the restrictions contained in Section 6(a) by the Executive. In the event that a successor assumes and agrees to perform this Agreement, the restrictions contained in Section 6(a) shall continue to apply only to the primary service area of the Employer as it existed immediately before such assumption and shall not apply to any of the successor's other offices.

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                  (c)      Remedies for Breach of Restrictive Covenant. The
Executive acknowledges that the restrictions contained in Sections 4 and 6(a) of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be.

         Section 7. Intercorporate Transfers. If the Executive shall be voluntarily transferred to a Subsidiary of the Employer, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the date of such transfer, provided however, that this Section 7 shall not modify Employer's obligations under Section 2, 3 and 5 hereof.

         Section 8. Interest in Assets. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.

         Section 9. Indemnification. The Employer shall provide the Executive (including his heirs, personal representatives, executors and administrators) for the term of this Agreement with coverage under a standard directors' and officers' liability insurance policy at its expense.

         Section 10. Termination of Retention Agreement. State Bank of Aviston joins this Agreement solely for purposes of this Section 10. State Bank of Aviston, Executive and Employer all hereby agree that that certain State Bank of Aviston Thomas A. Daiber Executive Retention Agreement between Executive and State Bank of Aviston dated October 23, 2002 shall terminate immediately prior to the Effective Time (as defined in the Merger Agreement).

         Section 11.       General Provisions.

                  (a) Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the Executive, his heirs, legatees and personal representatives, the Employer and its successors and assigns, and any successor or assign of the Employer shall be deemed the "Employer" hereunder. The Employer shall require any successor to all or substantially all of the business and/or assets of the Employer, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the

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same manner and to the same extent as the Employer would be required to perform if no such succession had taken place.

                  (b)      Entire Agreement; Modifications. This
Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Employer.

                  (c) Survival. The provisions of Sections 4 and 6 shall survive the expiration or termination of this Agreement, in each case for the period set forth in such section.

                  (d) Enforcement and Governing Law. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law.

                  (e) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within twenty-five (25) miles from the location of the main office of the Employer, in accordance with the employment rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  (f) Legal Fees. All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Employer if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

                  (g) Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

                  (h) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Employer, addressed to the principal headquarters of the Employer, attention: Chairman of the Board; or, if to the Executive, to the address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KANKAKEE BANCORP, INC.                               THOMAS A. DAIBER

By:  /s/ Keith M. Roseland                            /s/ Thomas A. Daiber
    -----------------------------                    -------------------------
    Its: Vice President                              Address:
                                                      4 Almont Acres
                                                      St. Louis, MO 63124

STATE BANK OF AVISTON,
Solely for purposes of Section 10

By:  /s/ Bryan L. Marsh
    -----------------------------
    Its: President